UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 12, 2017

SIFCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (216) 881-8600

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, Salvatore Incanno resigned as Vice President – Finance and Chief Financial Officer and as an employee of SIFCO Industries, Inc. (the “Company”) effective June 30, 2017. Mr. Incanno was presented with another career opportunity, and his resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Thomas R. Kubera, 57, has been named as Interim Chief Financial Officer, effective June 30, 2017, until a decision regarding a permanent Chief Financial Officer candidate is made. Mr. Kubera joined the Company in May 2014 as Corporate Controller and previously served as Interim Chief Financial Officer from April 2015 until May 2015. Prior to joining the Company, Mr. Kubera spent nine years at Cliffs Natural Resources, Inc., a mining and natural resources company, where he held various senior accounting roles, most recently as the Controller, Global Operations Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)
Date: June13, 2017
/s/ Pete Knapper
Pete Knapper
President and CEO